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                                                                     EX-99.14(a)


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses of Delaware Decatur Equity Income Fund and Delaware Growth and Income Fund dated January 31, 2003, Delaware Devon Fund dated December 31, 2003, and Delaware Core Equity Fund dated June 30, 2003, to the use of our report dated January 2, 2004, included in the 2003 Annual Report to Shareholders for the Delaware Decatur Equity Income Fund, and to the incorporation by reference of our report dated January 2, 2004 included in the 2003 Annual Report to Shareholders for the Delaware Growth and Income Fund, our report dated December 5, 2003 included in the 2003 Annual Report to Shareholders for the Delaware Devon Fund, and our report dated June 6, 2003, included in the Annual Report to Shareholders dated June 6, 2003 for the Delaware Core Equity Fund, in this Post-Effective Amendment No. 1 to this Registration Statement (Form N-14/A)(No. 333-109742) of Delaware Group Equity Funds II.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
January 29, 2004